     As filed with the Securities and Exchange Commission on August 8, 1996
                                                    Registration No. 333-
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                             ----------------------
                                  CONSEP, INC.

               (Exact name of registrant as specified in charter)

                 OREGON                                      93-0874480
(State or other jurisdiction of                         (I.R.S. Employer
 incorporation or organization)                       Identification Number)
                              --------------------

                 213 S. W. COLUMBIA STREET, BEND, OREGON 97702
                                 (503) 388-3688
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)
                             ----------------------
                     CONSEP, INC. 1993 STOCK INCENTIVE PLAN
                             ----------------------
                                VOLKER G. OAKEY
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  CONSEP, INC.
                 213 S. W. COLUMBIA STREET, BEND, OREGON 97702
                                 (503) 388-3688
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                             ----------------------
                                with copies to:
                          MICHAEL W. SHACKELFORD, ESQ.
                    ATER WYNNE HEWITT DODSON & SKERRITT, LLP
             222 S.W. COLUMBIA, SUITE 1800, PORTLAND, OREGON 97201
                                 (503) 226-1191

                        CALCULATION OF REGISTRATION FEE


============================================================================================================================

Title of Securities to        Amount to be      Proposed Maximum Offering    Proposed Maximum Aggregate        Amount of
       be Registered           Registered          Price per Share (1)           Offering Price (1)         Registration Fee
- ----------------------------------------------------------------------------------------------------------------------------
  Common Stock, par value
  $.01 per share             100,000 shares          $3.125                         $312,500                     $107.76
============================================================================================================================

(1)   Estimated solely for the purpose of calculating the registration fee.

================================================================================

                                    PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This registration statement is filed in accordance with the provisions of General Instruction E to Form S-8 for the purpose of registering additional shares of common stock for offer and sale under the Consep, Inc. 1993 Stock Incentive Plan, for which two registration statements on Form S-8 (File Nos. 33-86636 and 33-95128) are already effective. Except to the extent that exhibits are filed herewith, the contents of Consep, Inc.'s registration statements on Form S-8 (File Nos. 33-86636 and 33-95128) are hereby incorporated by reference.


ITEM 8.  EXHIBITS

Number                                    Description
- ------                                    -----------
4.1     Registration Rights Agreement, as amended (incorporated by reference from the Company's Registration Statement on Form S-1
        (File No. 33-71846))

4.2     Fifth Amendment to Registration Rights Agreement (incorporated by reference from the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1993, filed with the SEC on March 30, 1994)

4.3     Sixth Amendment to Registration Rights Agreement (incorporated by reference from the Company's Registration Statement on
        Form S-1 (File No. 33-96002)

5.0     Opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP as to the legality of the securities being registered

23.1    Consent of Ater Wynne Hewitt Dodson & Skerritt, LLP (included in legal opinion filed as Exhibit 5.0)

23.2    Consent of KPMG Peat Marwick LLP

24.0    Powers of Attorney (included in signature page in Part II of the Registration Statement)

99.0    Consep, Inc. 1993 Stock Incentive Plan, as amended

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bend, State of Oregon, on the 7th day of August, 1996.


                                        CONSEP, INC.



                                        By: /s/VOLKER G. OAKEY
                                            ______________________________
                                            Volker G. Oakey
                                            President and Chief Executive
                                            Officer


                               POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Volker G. Oakey and Larry Katz, and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Witness our hands on the date set forth below.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                         [SIGNATURES ON FOLLOWING PAGE]

         Signature                                 Title                                      Date
         ---------                                 -----                                      ----
/s/ Volker G. Oakey                     Chairman of the Board,                           08/07/96
- ---------------------------             President and Chief
Volker G. Oakey                         Executive Officer
                                        (Principal Executive
                                        Officer)

/s/ Larry Katz                          Vice President, Finance                          08/07/96
- ----------------------------            and Chief Financial Officer,
Larry Katz                              (Principal Financial and
                                        Accounting Officer)


                                        Director                                         08/  /96
- ----------------------------                                                                --
Gerard H. Langeler


/s/ Philip E. Barak                     Director                                         08/07/96
- ----------------------------
Philip E. Barak


/s/ Walter C. Babcock                   Director                                         08/07/96
- ----------------------------
Walter C. Babcock


/s/ Peter H. Gleason                    Director                                         08/07/96
- ----------------------------
Peter H. Gleason

                               INDEX TO EXHIBITS



        Exhibit                                                                                                    Page
        Number                          Exhibit                                                                     No.
        -------                         -------                                                                    ----
        4.1      Registration Rights Agreement, as amended (incorporated by reference from the Company's Registration
                 Statement on Form S-1 (File No. 33-71846))

        4.2      Fifth Amendment to Registration Rights Agreement (incorporated by reference from the Company's Annual Report on
                 Form 10-K for the fiscal year ended December 31, 1993, filed with the SEC on March 30, 1994)

        4.3      Sixth Amendment to Registration Rights Agreement (incorporated by reference from the Company's Registration
                 Statement on Form S-1 (File No. 33-96002)

        5.0      Opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP as to the legality of the securities being registered

        23.1     Consent of Ater Wynne Hewitt Dodson & Skerritt, LLP (included in legal opinion filed as Exhibit 5.0)

        23.2     Consent of KPMG Peat Marwick LLP

        24.0     Powers of Attorney (included in signature page in Part II of the Registration Statement)

        99.0     Consep, Inc. 1993 Stock Incentive Plan, as amended